Exhibit 99.1

BioLargo Acquires World-Class Engineering Team to Form a New Engineering Services Subsidiary and Enters into Common Stock Purchase Agreement for Up to $10 Million with Lincoln Park Capital

Westminster, CA (September 11, 2017) - BioLargo, Inc. (OTCQB:BLGO, “Company”), a sustainable science and technology company that delivers practical solutions for clean water, clean air and advanced wound care, announced today it finalized the terms of employment with seven veteran scientists and engineers to work with and lead its newly formed subsidiary, BioLargo Engineering, Science & Technologies, LLC. While serving clients with its robust environmental engineering capabilities, it will also combine its talents with BioLargo’s existing research team to innovate and commercialize the Company’s technology platforms, including its AOS system. The Company also announced a purchase agreement for up to $10 million with Lincoln Park Capital (“LPC”), pursuant to which it may sell shares of its common stock to LPC as described below and more fully in the Company’s Form 8-K previously filed.

BioLargo’s president, Dennis P. Calvert, commented “With over 200 years of commercial engineering experience serving a wide range of industrial clients, and funding from Lincoln Park Capital, we are well positioned to serve a wide range of clients with environmental engineering services as well propel our AOS technologies from the lab to commercial clients.”

BioLargo’s new engineering team has extensive experience serving a wide range of industrial clients ranging from chemical engineering, wastewater treatment (including design, operations, data gathering and data evaluation), process safety, energy efficiency, air pollution, design and control, technology evaluation, technology integration, air quality management & testing, engineering management, permitting, industrial hygiene, applied research and development, air testing, environmental permitting, HAZOP review, chemical processing, thermal design, computational fluid dynamics, mechanical engineering, mechanical design, NEPDES permitting, RCRA/TSCA compliance and permitting, project management, storm water design & permitting, marine engineering, AutoCAD, bench chemistry, continuous emission monitoring system operator, data handling and evaluation and decommissioning and decontamination of radiological and chemical contaminated facilities.

The new subsidiary will be headquartered in the Knoxville, Tennessee area and its team will be led by Mr. Randall P. Moore. Operations will begin immediately. Mr. Moore is an engineer/executive with more than 30 years of industrial and commercial experience, most recently as Manager of Operations for Consulting and Engineering for the Knoxville, Tennessee office of CB&I Environmental & Infrastructure, Inc. Before that, from February 2013 – May 2017, he was the Manager of Operations at Integrated Environmental Solutions a Consulting and Engineering group within CB&I, Environmental and Infrastructure, Inc. He led the IES Group to identify, develop and commercialize emerging technologies and apply those technologies to recalcitrant environmental issues in the industrial sector. Before that, from September 2006 – September 2012, he was the Office Director Knoxville Tennessee – Responsible for all office functions for 175-person office. From May 2002 – February 2013, Business Line Manager, Commercial Consulting and Engineering at Shaw Environmental & Infrastructure (Shaw E & I). Before that, he served as a technical staff consultant, manager of field engineering and air quality services, and project engineer. From 1980 - 1984, he was a Co-op Engineering Technician at Oak Ridge Gaseous Diffusion Plant, Oak Ridge, Tennessee.

Mr. Moore has worked with the newly recruited team at BioLargo Engineering Science & Technologies for the past 10 plus years while working on behalf of CB&I. Backgrounds for the other employees of BioLargo Engineering can be found here: www.BioLargoEngineering.com/our_team.html.

Mr. Moore added, “BioLargo’s various technologies have an important and significant commercial opportunity to serve clients around the world. Our entire team is excited to be part of such an innovative and purposeful company as BioLargo.”

To help provide growth capital to the Company and assist in the new venture, BioLargo has entered into a purchase agreement for up to $10 million of equity capital, subject to certain terms and conditions. According to the terms of this purchase agreement, and subject to a registration statement being filed and declared effective by the Securities and Exchange Commission, BioLargo will have the sole discretion to sell common stock to LPC over a 36-month period at times that are controlled by BioLargo and in amounts as described in the purchase agreement. No warrants, derivatives, financial or business covenants are associated with the agreement and LPC will not cause or engage in any manner whatsoever, any direct or indirect short selling or hedging in BioLargo’s common stock.

A more detailed description of the purchase agreement is set forth in BioLargo’s Current Report on Form 8-K previously filed with the SEC.

Calvert concluded, “we are surrounding our breakthrough science and technology with even more world-class talent and important capital resources to usher in meaningful technical advancements to Make Life Better Around the World. We are thankful for Lincoln Park’s confidence in us.”

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor will there be any sale of these securities in any jurisdiction in which such offer solicitation or sale are unlawful prior to registration or qualification under securities laws of any such jurisdiction.

About BioLargo, Inc.
BioLargo, Inc. is a sustainable science and technology company that makes life better by delivering award-winning products for clean water, clean air and advanced wound care. More information can be found about the company and its subsidiaries at www.BioLargo.com. Its subsidiary BioLargo Water, Inc. (www.BioLargoWater.com) showcases its emerging technology, the Advanced Oxidation System “AOS”, an award-winning product, having been awarded more than 35 research grants and counting, specifically designed to eliminate common, troublesome, and dangerous (toxic) contaminants in water in a fraction of the time and cost of current technologies. BioLargo's subsidiary Odor-No-More Inc., features sustainable odor elimination products including its CupriDyne Clean (www.CupriDyne.com) Industrial Odor Eliminator, a product currently serving the leading solid waste handling and wastewater treatment companies as well as any industry that must contend with malodors, VOC’s or similar air quality related problems. Its personal care products are finding adoption through white labeling or early market entry in the pet, equine, military supply and consumer markets, and include the Nature's Best Solution® and Deodorall® brands (www.OdorNoMore.com). BioLargo's subsidiary Clyra Medical Technologies, Inc. (www.ClyraMedical.com) focuses on advanced wound care management featuring effective and gentle solutions for chronic infected wounds and other uses to promote infection control. BioLargo also owns a 50% interest in the Isan System, a fully automated iodine dosing system being commercialized under a license to Clarion Water, Inc.

About Lincoln Park Capital Fund, LLC

LPC is an institutional investor headquartered in Chicago, Illinois which manages a portfolio of investments in public and private entities.  These investments are in a wide range of companies and industries emphasizing life sciences, specialty financing, cleantech, energy, real estate and technology.  LPC’s investments range from multiyear financial commitments to fund growth to special situation financings to long-term strategic capital offering companies certainty, flexibility and consistency.  For more information, visit www.lpcfunds.com.

Safe Harbor Statement
The statements contained herein, which are not historical, are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, the risks and uncertainties included in BioLargo's current and future filings with the Securities and Exchange Commission, including those set forth in BioLargo's Annual Report on Form 10-K.